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                                                                    EXHIBIT 10.1


                                  AMENDMENT TO
                     CONVERTIBLE SUBORDINATED NOTE AGREEMENT
                                       AND
                                CREDIT AGREEMENT

        This Amendment To Convertible Subordinated Note Agreement and Credit Agreement, each dated August 12, 1998, by and between Abbott Laboratories, an Illinois corporation ("Abbott"), and Micro Therapeutics, Inc., a Delaware corporation ("MTI"), is dated this 21st day of May 1999.

                                    RECITALS

        A. MTI and Abbott entered into that certain Convertible Subordinated Note Agreement, dated August 12, 1998, in which (i) MTI executed a 5% Convertible Subordinated Note, due August 19, 2003 in the principal amount of $5 million, convertible into shares of the Common Stock of MTI at $13.00 per share (the "First Note"), and (ii) Abbott and MTI entered into that certain Credit Agreement dated August 12, 1998, in which Abbott agreed to loan, and has since loaned, $5 million to MTI pursuant to a 5% Convertible Credit Facility Note dated November 9, 1998, convertible into shares of the Common Stock of MTI at $15.00 per share (the "Second Note" and with the First Note, the "Notes").

        B. Abbott and MTI wish to reduce the conversion price of each of the Notes and Abbott shall then convert the First Note and shall permit MTI to cause the conversion of the Second Note, all into shares of Common Stock of MTI concurrently with this Amendment.

        NOW, THEREFORE, the parties agree as follows:

        1. AMENDMENT TO CONVERSION PRICES. The Conversion Price described in
Section 3.1 of the Credit Agreement is hereby reduced to (i) $8.640625 per share of MTI's Common Stock for $4,000,000 principal amount, and (ii) $12.00 per share of MTI's Common Stock for $1,000,000 principal amount (the "Adjusted Price"). The Conversion Price described in Section 11 of the Convertible Subordinated Note Agreement is hereby reduced to $12.00 per share of MTI's Common Stock. The total number of shares to be acquired upon conversion of the amount represented by the Notes shall be 962,628 shares.

        2. AMENDMENT TO MTI RIGHT TO CONVERT SECOND NOTE. Section 3.1(b) of he Credit Agreement is hereby amended to provide that, concurrently with this Amendment and notwithstanding any provision to the contrary, MTI may convert the Second Note at the Adjusted Price.

        3. CONDITION. As a condition to the completion of this Amendment to Convertible Subordinated Note Agreement and Credit Agreement, MTI and Abbot shall execute and deliver that certain Termination of Credit Agreement and Security Agreement dated the date hereof.

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        4. FORCE AND EFFECT. Except as amended herein, the Notes shall remain in full force and effect.

        5. EXECUTION IN COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute a single instrument.

        IN WITNESS WHEREOF, MTI and Abbott have caused this Amendment to be executed by duly authorized officers of such corporations.

                                       ABBOTT LABORATORIES,
                                       an Illinois corporation

                                       By:   /s/ Richard A. Gonzalez
                                             -----------------------------------
                                       Its:  President HPO
                                             -----------------------------------


                                       MICRO THERAPEUTICS, INC.,
                                       a Delaware corporation

                                       By:   /s/ Harold A. Hurwitz
                                             -----------------------------------
                                       Its:  Chief Financial Officer
                                             -----------------------------------